EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208803 and 333-215252) and Form S-8 (Nos. 333-68200, 333-93305, 333-123339, 333-163212 and 333-212934) of CytRx Corporation of our reports dated March 15, 2017, relating to the financial statements and financial statement schedule, and the effectiveness of CytRx Corporation's internal control over financial reporting, which appears in this Form 10-K.
/s/ BDO USA, LLP

Los Angeles, California
March 15, 2017